UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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MAXWELL SHOE COMPANY INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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MAXWELL SHOE COMPANY FILES COMPLAINT AGAINST JONES APPAREL GROUP

HYDE PARK, Mass. – April 1, 2004 – Maxwell Shoe Company Inc. (NASDAQ: MAXS) announced today that it has filed a complaint in the United States District Court for the District of Massachusetts alleging that Jones Apparel Group, Inc. (NYSE: JNY) and its indirect wholly-owned subsidiary, MSC Acquisition Corp. (“MSCAC”), have made materially false and misleading statements and omissions in violation of federal securities laws in connection with their consent solicitation and tender offer. Maxwell Shoe Company is seeking from the Court, among other things, an order: requiring Jones and MSCAC to correct their material misstatements and omissions; enjoining them from disseminating their false and misleading consent solicitation statement; and further enjoining them from conducting their tender offer and consent solicitation.

More specifically, Maxwell Shoe Company’s complaint alleges, among other things, that Jones and MSCAC:

•	Misleadingly represent that a $20.00 per share offer “provides [an] attractive premium” to Maxwell Shoe Company’s stockholders when, on the day Jones and MSCAC filed their tender offer materials with the SEC, Maxwell Shoe Company’s stock was trading at over $22.00 per share and has done so every day since;

•	Fail to disclose that their real motivation for making the tender offer and consent solicitation was to obtain Maxwell Shoe Company’s lucrative license for the AK Anne Klein brand name, which Maxwell Shoe Company licenses from a Jones subsidiary;

•	Fail to disclose that certain of their nominees to replace Maxwell Shoe Company’s current Board of Directors have significant business relationships with Jones;

•	Fail to disclose that certain of their nominees to replace Maxwell Shoe Company’s current Board of Directors have histories as directors and/or managers of companies that have gone bankrupt or been delisted from a stock exchange; and

•	Disparage Maxwell Shoe Company’s Board of Directors by suggesting that the directors violated their fiduciary duties to Maxwell Shoe Company’s stockholders by rejecting Jones’s inadequate offer.

Important Additional Information

Maxwell Shoe Company Inc. (“Maxwell Shoe Company”) filed a definitive proxy statement on Schedule 14A with the Securities and Exchange Commission (“SEC”) on February 27, 2004 in connection with its Board of Directors’ solicitation of proxies for the 2004 Annual Meeting of Stockholders (the “2004 Proxy Statement”). Maxwell Shoe Company stockholders should read the 2004 Proxy Statement (including any amendments or supplements thereto) because it contains important information.

Maxwell Shoe Company also filed a Solicitation/Recommendation Statement on Schedule 14D-9 (the “Schedule 14D-9”) with the SEC on March 29, 2004, regarding Jones Apparel Group Inc.’s and MSC Acquisition Corp.’s (together, “Jones”) unsolicited tender offer for all the outstanding shares of Class A Common Stock of Maxwell Shoe Company at $20.00 per share, net to the seller in cash, without interest (the “Offer”). Maxwell Shoe Company stockholders should read the Schedule 14D-9 (including any amendments or supplements thereto) because these documents contain important information relating to the Offer and the related consent solicitation.

On March 23, 2004, Jones filed a preliminary consent solicitation statement with the SEC relating to Jones’s proposed solicitation of consents of Maxwell Shoe Company stockholders to, among other things, remove all of Maxwell Shoe Company’s current directors and replace them with Jones’s nominees. In response, Maxwell Shoe Company will soon be filing a preliminary consent revocation statement on Form PREC14A with the SEC to counter Jones’s consent solicitation. Maxwell Shoe Company stockholders should read the consent revocation statement when it is filed because it will contain additional information important to the stockholders’ interests in the Offer and the related consent solicitation.

The 2004 Proxy Statement, the Schedule 14D-9, the preliminary consent revocation materials on form PREC14A (when filed), the definitive consent revocation materials (when filed) and other public filings made by Maxwell Shoe Company with the SEC are available free of charge at the SEC’s website at www.sec.gov. Maxwell Shoe Company also will provide a copy of these materials free of charge at its website at www.maxwellshoe.com.

Maxwell Shoe Company has engaged the following entities who may be deemed to be participants in the solicitation of Maxwell Shoe Company’s stockholders: MacKenzie Partners, Inc. and Integrated Corporate Relations have been engaged to assist in connection with Maxwell Shoe Company’s communications with stockholders in connection with Jones’s Offer; Lehman Brothers Inc. has been engaged as Maxwell Shoe Company’s financial advisor in connection with, among other things, Maxwell Shoe Company’s analysis and consideration of, and response to, Jones’s Offer; and Joele Frank, Wilkinson Brimmer Katcher has been engaged as Maxwell Shoe Company’s public relations advisor in connection with Jones’s Offer. Information regarding the interests of MacKenzie Partners, Inc., Integrated Corporate Relations, Lehman Brothers Inc. and Joele Frank, Wilkinson Brimmer Katcher is contained in the Schedule 14D-9 (including any amendments or supplements thereto). In addition, certain of Maxwell Shoe Company’s directors, officers and employees may be deemed to be participants in the solicitation of Maxwell Shoe Company’s stockholders. Information regarding the names and interests of these other persons is contained in the 2004 Proxy Statement (including any amendments or supplements thereto).

About Maxwell Shoe Company

Maxwell Shoe Company Inc. designs, develops and markets casual and dress footwear for women and children. The Company’s brands include AK ANNE KLEIN®, DOCKERS® FOOTWEAR FOR WOMEN, J.G. HOOK, JOAN AND DAVID, CIRCA JOAN & DAVID, MOOTSIES TOOTSIES AND SAM & LIBBY.

Forward-Looking Statements

Statements made in this press release indicating Maxwell Shoe Company’s, the Board of Directors’ or management’s intentions, beliefs, expectations, or predictions for the future are forward-looking statements. These statements are only predictions and may differ materially from actual future events or results. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause Maxwell Shoe Company’s actual results to differ materially from those projected in such forward-looking statements. Such risks, assumptions and uncertainties include, but are not limited to: changing consumer preference, inability to successfully design, develop or market its footwear brands, the inability to successfully re-introduce the Joan & David brand into the market, competition from other footwear manufacturers or retailers, loss of key employees, general economic conditions and adverse factors impacting the retail footwear industry, and the inability by Maxwell Shoe Company to source its products due to political or economic factors, potential disruption in supply chain or customer purchasing habits due to health concerns relating to severe acute respiratory syndrome or other related illnesses; the imposition of trade or duty restrictions or work stoppages of transportation or other workers who handle or manufacture Maxwell Shoe Company’s goods. Additional risks, assumptions and uncertainties associated with Jones’s pending tender offer include: the risk that Maxwell Shoe Company’s customers may delay or refrain from purchasing Maxwell Shoe Company products due to uncertainties about Maxwell Shoe Company’s future, the risk that key employees may pursue other employment opportunities due to concerns as to their employment security with Maxwell Shoe Company, the risk that stockholder litigation commenced in connection with Jones’s offer might result in significant costs of defense, indemnification and liability, the risks that the Board of Directors’ analysis and the bases of their recommendation to the stockholders ultimately may prove to be inaccurate, and other risks discussed in documents filed by the Company with the Securities and Exchange Commission. All forward-looking statements are qualified by these cautionary statements and are made only as of the date they are made. The Company is under no obligation (and expressly disclaims any such obligation) to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

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Company Contact:	Richard J. Bakos
Chief Financial Officer
Maxwell Shoe Company
(617) 333-4007

Investors:	Lex Flesher
MacKenzie Partners, Inc.
(212) 929-5397

Allison Malkin
Integrated Corporate Relations
(203) 222-9013

Media:	Dan Katcher / Barrett Godsey
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449